OFFICE BUILDING LEASE

                                TABLE OF CONTENTS

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Article 1      LEASE OF PREMISES                                               3
Article 2      DEFINITIONS                                                     3
Article 3      EXHIBITS AND ADDENDA                                            4
Article 4      DELIVERY OF POSSESSION                                          4
Article 5      RENT                                                            5
Article 6      INTEREST AND LATE CHARGE                                        6
Article 7      SECURITY DEPOSIT                                                6
Article 8      TENANT'S USE OF THE PREMISES                                    6
Article 9      SERVICES AND UTILITIES                                          6
Article 10     CONDITION OF THE PREMISES                                       7
Article 11     CONSTRUCTION, REPAIRS AND MAINTENANCE                           7
Article 12     ALTERATIONS AND ADDITIONS                                       8
Article 13     LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY                       9
Article 14     RULES AND REGULATIONS                                           9
Article 15     CERTAIN RIGHTS RESERVED BY LANDLORD                             9
Article 16     ASSIGNMENT AND SUBLETTING                                      10
Article 17     HOLDING OVER                                                   11
Article 18     SURRENDER OF PREMISES                                          1l
Article 19     DESTRUCTION OR DAMAGE                                          11
Article 20     EMINENT DOMAIN                                                 12
Article 21     INDEMNIFICATION                                                12
Article 22     TENANT'S INSURANCE                                             13
Article 23     WAIVER OF SUBROGATION                                          14
Article 24     SUBORDINATION AND ATTORNMENT                                   14
Article 25     TENANANT ESTOPPEL CERTIFICATES                                 14



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ARTICLE 26     TRANSFER OF LANDLORD'S INTEREST                                14
Article 27     DEFAULT                                                        15
Article 28     BROKERAGE FEES                                                 16
Article 29     NOTICES                                                        17
Article 30     GOVERNMENT ENERGY OR UTILITY CONTROLS                          17
Article 31     RELOCATION OF PREMISES                                         17
Article 32     QUIET ENJOYMENT                                                17
Article 33     OBSERVANCE OF LAW                                              17
Article 34     FORCE MAJEURE'                                                 17
Article 35     CURING TENANTS DEFAULT                                         18
Article 36     SIGN CONTROL                                                   18
Article 37     HAZARDOUS WASTE                                                18
Article 38     MISCELLANEOUS                                                  19
Article 39     OPTION TO EXTEND LEASE TERM                                    20
               ACKNOWLEDGMENT OF LESSOR                                       22
               ACKNOWLEDGMENT OF LESSEE (CORPORATE)                           23
               EXHIBIT A - FLOOR PLAN OF PREMISES                             24
               EXHIBIT B - LEGAL DESCRIPTION                                  25
               EXHIBIT C - WORK LETTER                                        26
               EXHIBIT D - RULES AND REGULATIONS                              30

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                              OFFICE BUILDING LEASE

This Lease between The Bartell Drug Company ("Landlord"), and Pacific Trail, Inc. ("Tenant") is dated August 23, 1994

1.   LEASE OF PREMISES.

In consideration of the Rent (as defined at Section 5.4) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit "A," and further described at Section 2.1. The Premises are located within the Building and Project described in Section 2m. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees to use the Common Areas (as defined at Section 2e).

2.   DEFINITIONS

As used in this Lease, the following terms shall have the following meanings:

a.   Base Rent: $ 329,657.51 per year

b.   Base Year: The calendar year of 1995

c.   Brokers:

     Landlord's: Chiles & Company, Inc./Donoghue & Associates

     Tenant's: Cushman and Wakefield

d.   Commencement Date: March 1, 1995

e. Common Areas: the building lobbies, common corridors and hallways, common area restrooms and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

f.   Expense Stop: S NONE (No Pass Through Expenses)

g.   Expiration Date: 2/29/2000, unless otherwise sooner terminated or extended.

h. Index (section 5.2): United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, Seattle Washington Average, Subgroup "All Items"

i.   Landlord's Mailing Address:

     (Rent Remittance)                            The Bartell Drug Company
                                                  4727 Denver Avenue South
                                                  Seattle, WA 98134

     (All other Correspondence
     and Documentation)                           Chiles & Company, Inc.
                                                  70l Fifth Avenue
                                                  670l Columbia Seafirst Center
                                                  Seattle, WA 98104


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     TENANT'S MAILING ADDRESS:             COPY TO:

     Mike Green                            Mark Goldstone, Esq., General Counsel
     Pacific Trail, Inc.-                  London Fog Industries
     1310 Mercer Street                    1332 Londontown Boulevard
     Seattle, WA 98109                     Eldersburg, MD 21784-2395

j. Monthly Installments of Base Rent: $27,471.46 per month for first 12 months (one month free rent credited at the twelfth month)

k. Parking: Tenant shall be permitted to park up to 35 cars, $40/uncovered, $50/covered-rental for one year only, and market rate thereafter-on a non-exclusive basis in the area(s) designated by Landlord for parking. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator.

1. Premises: That portion of the Building containing approximately 17,563 square feet of Rentable Area, shown by diagonal lines on Exhibit "A," located on the 1st & 2nd floor(s) of the Building and known as Suite 200 and Suite 100.

m. Project: The building of which the Premises are a great part (the "Building") and any other buildings or improvement on the real property (the "Property'), excluding marina, located at 1700 Westlake Avenue North - Seattle, WA and further described as Exhibit "B". The Project is known as THE LAKE UNION BUILDING.

n. Rentable Area: As to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

o.   Security Deposit (Article 7): $ WAIVED

p.   State: The State of Washington.

q. Tenant's Adjustment Date (Section 5.2): The first day of the calendar month following the Commencement Date plus 12 months.

r.   Tenant's  Use  Clause   (Article  8):   General   office   space,   design,
     administration, and sample apparel making.

s. Term: The Period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

3.   EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease.

a.    Exhibit "A" - Floor Plan showing the Premises.
b.    Exhibit "B" - Legal Description.
c.    Exhibit "C' - Work Letter.
d.    Exhibit "D"- Rules and Regulations.

4.   DELIVERY OF POSSESSION.

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability for such failure, the Expiration Date shall not change and the validity of this Lease shall not be impaired, but Rent shall be abated until delivery of possession. "Delivery of possession" shall


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be deemed to occur on the date Landlord completes  Landlord's Work as defined in
Exhibit "C." If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent.

5.   RENT

5.1 Payment of Base Rent. Tenant agrees to pay the Base Rent for the Premises. Tenant shall pay Landlord the first month's Base Rent when Tenant executes the Lease.

5.2  ADJUSTED BASE RENT.

a. The Base Rent (and the corresponding Monthly Installment of Base Rent) set forth at Section 2a shall be adjusted annually (the "Adjustment Date"), commencing on Tenant's Adjustment Date. Adjustments, if any, shall be based upon increases (if any) in the index, and shall not exceed 5% for any annual adjustment. The index in publication three (3) months before the Commencement Date shall be the "Base Index." The index in publication three
     (3) months before each Adjustment Date shall be the "Comparison Index." As of each Adjustment Date, the Base Rent payable during the ensuing twelve-month period shall be determined by increasing the Base Rent by a percentage equal to or less than the Comparison Index for the preceding Adjustment Date (or the Base Index) the Base Rent for the ensuing twelve-month period shall remain the amount of the Base Rent payable during the preceding twelve-month period. When the Base Rent payable as of each Adjustment Date is determined, Landlord shall promptly give Tenant written notice of such adjusted Base Rent and the manner in which it was computed. The Base Rent as so adjusted from time to time shall be the "Base Rent" for all purposes under this Lease.

b. If at any Adjustment Date the index no longer exists in the form described in this Lease, Landlord may substitute any substantially equivalent official index published by the Bureau of Labor Statistics or its successor. Landlord shall use any appropriate conversion factors to accomplish such substitution. The substitute index shall then become the "index" hereunder.

5.3 Definition of Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord (other than base rent) under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the "Rent"). The Rent shall be paid to The Bartell Drug Company (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefore and without deduction or offset, in lawful money of the United States of America.

5.4 Rent Control. If the amount of Rent or any other payment due under this Lease violates the terms of any government restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from the Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

5.5 Taxes Payable by Tenant. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Work made by Landlord, regardless of whether title to such improvements performed after initial occupancy is held by Tenant or Landlord; (b)the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority 'with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.


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6.   INTEREST AND LATE CHARGES

If Tenant fails to pay when due Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the maximum rate then allowed by law. Tenant acknowledges that the late payment of any Monthly Installment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by, Landlord within ten (10) days from the date it is due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

7.   SECURITY DEPOSIT. (Paragraph deleted)

8.   TENANT'S USE OF THE PREMISES.

Tenant shall use the Premises solely for purposes of general office space, administration, design and apparel sample making. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of occupancy. Tenant, at Tenant's own cost and expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9.   SERVICES AND UTILITIES.

Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during generally recognized business days, and during hours determined by Landlord in its sole discretion, and subject to the Rules and Regulations of the Building or Project, electricity for normal desk top office equipment and normal copying equipment, and heating, ventilation and air conditions ("HVAC") as required in Landlord's judgment for the comfortable use and occupancy of the Premises. If Tenant desires HVAC at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant and Tenant shall pay Landlord's charges therefore on demand. Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services,
(ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other


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form of energy serving the Premises,  Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof shall be paid by Tenant to Landlord upon demand by Landlord.

Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines, or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of premises as general office space as determined by Landlord. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of premises as defined in paragraph 8(as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, landlord may have installed a water meter or electrical current meter in the Promises to measure the amount of water or electric current consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the excess cost for such water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant's expense.

Nothing contained in this Article shall restrict Landlord's right to require at any time separate metering of utilities furnished to the Premises. In the event utilities are separately measured, Tenant shall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility plus any additional expense incurred by Landlord in keeping account of the utilities so consumed. Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost.

Landlord shall furnish elevator service, lighting replacement for building standard lights, restroom supplies, window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area.

10.  CONDITION OF THE PREMISES.

Tenant's taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory conditions, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or Improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

11.  CONSTRUCTION, REPAIRS AND MAINTENANCE.

a.   Landlord's Obligations.

     Landlord shall perform Landlord's Work to the Premises as described in Exhibit "C." Landlord shall maintain in good order, condition, and repair the Building and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building.

b    Tenant's Obligations.

     (1)  Tenant  shall  perform  Tenant's  Work to the Premises as described in
          working   drawings   such   as   cables,    telephone    installation,
          wiring(non-electrical) and the like.

     (2) Tenant at Tenant's sole expense shall, except for services furnished by Landlord pursuant to Article 9 hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, Building Standard furnishings and special items and equipment installed by or at the expense of Tenant.


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     (3)  Tenant shall be responsible  for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant's use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant's Property (as defined in Article 13) in the Premises, (iii) the moving of Tenant's Property into or out of the Building, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors employees or invitees.

     (4) If Tenant fails to maintain the Premises in good order, conditions and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT&SA plus 2 percent (2%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result for performing any such work.

c. Compliance With Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

d. Waiver by Tenant. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

e. Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand. Tenant shall not install Business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

f. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or the Premises.

g Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

h. Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment pursuant to Section 13b shall be repaired by Tenant at Tenant's expense.

12.  ALTERATIONS AND ADDITIONS.

a. Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord.
     Landlord's consent may be conditioned on Tenant's removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord's option, require that any such work be performed by landlord's contractor, in which case


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     the cost of such work  shall be paid for before  commencement  of the work.
     Tenant shall pay to landlord upon completion of any such work by Landlord's contractor, the cost of the work.

b.   Tenant  shall pay the costs of any work done on the  Premises  pursuant  to
     Section 12a and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

     Tenant shall keep Tenant's leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary, for the proper protection of Landlord's interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

c. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to at least one and one-half (l 1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic's and material men's liens and to insure timely completion of the work. Nothing contained in this Section 12c shall relieve Tenant of its obligation under
     Section 12b to keep the Premises, Building and Project free of all liens.

d. Unless their removal is required by Landlord as provided in Section 12a, all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and maybe removed, subject to the provisions of Section 13b.

13.  LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

a. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13b. Antique apparel display boxes shall remain the exclusive property of tenant.

b.   All  movable  partitions,   business  and  trade  fixtures,  machinery  and
     equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively "Tenant's Property) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

14.  RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "D" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

15.  CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant's use or possession of the Premises:

a. To name the Building and Project and to change the name or street address of the Building or Project;

b. To install and maintain all signs on the exterior and interior of the Building and Project;

c. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes;

d. At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

e. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in any emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

16.  ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

a. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

b. If at any time, or from time to time, during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

     (l) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld;

     (2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

     (3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

     (4) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

     (5) Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however dominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.

c. Not withstanding the provisions of paragraphs a and b above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Article 8 remains unchanged.

d. No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor.

e. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, the Tenant shall, upon demand, pay Landlord any attorneys' fees reasonably incurred by Landlord in connection with such act or request.

17.  HOLDING OVER.

If after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to term and Base Rent), but the "Monthly Installments of Base Rent" payable by Tenant shall be increased to one hundred twenty-five percent (125%) of the Monthly Installments of Base Rent payable by Tenant at the expiration of the Term or other amount agreed to by the parties. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

18.  SURRENDER OF PREMISES.

a. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty and (iii) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

b. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property; the cost of removal, including repairing any damage to the Premises or Building caused by such removal shall be paid by Tenant. On the Expiration Date, Tenant shall surrender all keys to the Premises.

19.  DESTRUCTION OR DAMAGE

a. If the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord's opinion, be completed within (90) ninety days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenants agents, employees, contractors, licensees or invitees, the Rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing unti1 completion of the repairs required of Landlord under
     Section 19d.

b. If in Landlord's opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within ninety (90)days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in
     Section 19a. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

c. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

d. If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

20.  EMINENT DOMAIN.

a. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to Terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

b. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property.

c. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property.

21.  INDEMNIFICATION.

a. Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or dam age to property of Tenant or any other person, or for any injury to or death of any person, arising out of: (l) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant's obligations under this lease; or (3) any grossly negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease,

     Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause.

b. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

22.  TENANT'S INSURANCE.

a. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord's lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a cross-liability endorsement, (ii) a provisions that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty
     (30) days after any demand by Landlord therefore. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after twenty (20) days written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

b. Beginning in the date Tenant is given access to the Premises for any purpose and continuing until the expiration of the Term. Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the premises, in the amount not less than one hundred percent (l00%) of their actual replacement cost from time to time, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

c. Beginning in the date Tenant is given access to the Premises for any purpose and continuing until the expiration of the Term. Tenant shall procure, pay for and maintain in effect workers' compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operation of Tenant in, on or about the Premises, providing personal injury and broad from property damage coverage for not less than One Million Dollars ($1,000.000.00) combined single limit for bodily injury, death and property damage liability.

     Tenant shall deposit the policy or policies of such required insurance or certificates thereof with Landlord prior to the Commencement Date, which policies shall name Landlord and Landlord's designee (Chiles &

     Company, Inc.) as additional named insured and shall also contain a provision stating that such policy or policies shall not be canceled or materially altered except after thirty (30) days written notice to Landlord.

d. Not less than every three(3) years during the Term, Landlord and Tenant shall mutually agree to increases in all Tenant's insurance policy limits for all insurance carried by Tenant as set forth in this Article. In the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy Limits as set forth in this Article shall be adjusted for increases in the cost of living in the same manner as is set forth in Section 5.2 hereof for the adjustment of the Base Rent

23.  WAIVER OF SUBROGATION.

Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

24.  SUBORDINATION AND ATTORNMENT.

Upon written request of Landlord, or any first mortgagee or first deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any first mortgage or first deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. However, before signing any subordination agreement, Tenant shall have the right to obtain from any lender or lessor or Landlord requesting such subordination, an agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

25.  TENANT ESTOPPEL CERTIFICATES.

Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, a written statement certifying
(a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that
Landlord is not in default hereunder, or if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are not incurred defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (3) not more than one month's Rent has been paid in advance.

26.  TRANSFER OF LANDLORD'S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

27.  DEFAULT.

27.1 Tenant's Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

     a.   If Tenant abandons or vacates the Premises; or

     b. If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease three times during this lease, and such failure continues for ten (10) days after such payment is due and payable; or

     c. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; or

     d. If a writ of attachment or execution is levied on this Lease or any of Tenant's Property; or

     e. If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

     f. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

     g. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

     h. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs d through g above.

27.2 Remedies. In the event of Tenant's default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

     a. Terminate this Lease and Tenant's right to possession of the Premises and re-enter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

     b. Continue this Lease in effect, re-enter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

     c. Re-enter the premises under the provisions of subparagraph b, and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

If Landlord re-enters the Premises under the provisions of subparagraphs b or c above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

Should   Landlord  elect  to  terminate  this  Lease  under  the  provisions  of subparagraph a or c above, Landlord may recover as damages from Tenant the following:

     1. Past Rent. The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

     2. Rent Prior to Award. The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

     3. Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

     4. Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including broker's commissions.

"The worth at the time of the award" as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

27.3 Landlord's Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.

28.  BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except Chiles & Company, Cushman and Wakefield, and Donoghue and Associates. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

29.  NOTICES.

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord's Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address; provided however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

30.  GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

31.  RELOCATION OF PREMISES. (Paragraph deleted)

32.  QUIET ENJOYMENT.

Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease maybe subordinate.

33.  OBSERVANCE OF LAW,

Tenants shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of rite insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

It shall be the Landlord's responsibility to maintain compliance with the Americans With Disabilities Act on the exterior of the leased space, including all common areas. The inside of Tenant's leased property shall be Tenant's responsibility to fully comply with the provisions of the Americans With Disabilities Act.

34.  FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefore, acts of God, governmental restrictions or regulations or controls, judicial order, enemy or hostile government actions, civil commotion, fire or other casualty or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Article 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

35.  CURING TENANT'S DEFAULTS.

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefore.

36.  SIGN CONTROL.

Tenant shall not affix, paint, erect, or inscribe any sign, projection, awning, signal or advertisement of any kind to any Part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord. Tenant has the right to a monument sign on the grounds near the entrance door, as well as interior signage and interior apparel display cases visible from the second floor lobby.

37.  HAZARDOUS WASTE.

Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, or discharge any "Hazardous Material" (as defined below) upon or about the Property, or permit Tenant's employees, agents, contractors and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable law and the manufacturers' instructions therefore,
(b) such substances shall not be disposed of, released or discharged on the Property, and shall be transported to and from the premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law of Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.

Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises of the migration thereof from or to other property, (ii) any demand claims made or threatened by any Party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or non routine, improper or lawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefore, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law. The term "Hazardous Material" for purposed hereof shall mean any chemical, substance, material or waste or component thereof by any federal, state or local governing body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

  If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies) and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law). If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupant of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article 19 to the extent that the Premises or common areas serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under
Article 19.

38.  MISCELLANEOUS.

a. Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the provision contained in the addendum shall control, unless otherwise provided in the addendum balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

b. Addenda. If any provisions contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

c. Attorneys' Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

d. Captions, Articles and Section Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

e. Changes Requested by Lender. Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such charge or amendment is requested.

f. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of Washington

g. Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefore shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc.

h. Corporate Authority. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

i. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

j. Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

k. Furnishing of Financial Statements; Tenant's Representations. In order to induce Landlord to enter into this Lease Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, with financial statements reflecting Tenants current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

l. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

m. Mortgagee Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional ten (10) days to cure such default; provided that if such default cannot reasonably be cured within that ten (l0) day period, then such mortgagee or beneficiary, shall have such additional time to cure the default as is reasonably necessary under the circumstances.

n. Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

o. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

p. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provisions, and any provisions so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

q. Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

r.   Time of the Essence. Time is of the essence of this Lease.

s. Waiver. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

39.  OPTION TO EXTEND LEASE TERM.

     Grant of Options

     Landlord hereby grants to Tenant one option (the "Option") to extend the Lease Term for additional term of five years (the "Extension)", on the same terms and conditions as set forth in the Lease, but at an increased rent as negotiated. The Option shall be exercised only by written notice delivered to Landlord at least one hundred twenty (120) days before the expiration of the Lease Term. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option shall lapse, and there shall be no further right to extend the Lease Term. The Option shall be exercisable by Tenant on the express conditions that (a) at the time of the exercise, and at all times prior to the commencement of such Extension, Tenant shall not be in default under any of the provisions of this Lease and (b) Tenant has not been ten (10) or more days late in the payment of rent more than a total of three (3) times during the Lease Term
     .

The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

No act or conduct of landlord, including, without limitation, the acceptance of keys to the Premises shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

The parties hereto have executed this Lease as of the dates set forth below.

LANDLORD                                            TENANT

THE BARTELL DRUG COMPANY               PACIFIC TRAIL, INC./LONDON FOG INDUSTRIES

By:                                    By:/s/ William D. Richins
   ---------------------------            -------------------------

Title:                                 Title:EVP & CFO
      ------------------------               ----------------------

                                       By:
                                          -------------------------

                                       Title:
                                             ----------------------

CONSULT YOUR ADVISORS - This document has been prepared for approval by your attorney. No representation or recommendation is made by Chiles & Company as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

                            ACKNOWLEDGMENT OF LESSOR

STATE OF WASHINGTON                           )
                                              )      SS.

COUNTY OF KING                                )

     On this ____________________ day of  _____________________________  ,19__ ,
before  the  undersigned,  a Notary  Public in and for the State of  Washington,
personally                                                              appeared
____________________________________________________________________________  to
me known to be the __________________________ and _______________________ of the
corporation that executed the within and foregoing lease, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                           -------------------------------------
                                           NOTARY PUBLIC in and for the State of

                     Washington, residing at________________

                            ACKNOWLEDGMENT OF LESSEE

(Corporate)

STATE OF CONNECTICUT           )
                               )       ss.
COUNTY OF FAIRFIELD            )


     On this 30 day of Sept. ,1994, before me personally appeared William D. Richins and to me known to be the Exec. V.P. & CFO and respectively, of the corporation that executed the within and foregoing lease, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                           /s/
                                           -------------------------------------
                                           NOTARY PUBLIC in and for the State of


                Connecticut, residing at Darien Fairfield County.

                                    EXHIBIT A

                             Floor Plan of Premises

                               [GRAPHIC OMMITTED]

                               [GRAPHIC OMMITTED]

                                    EXHIBIT B

                                Legal Description

The Property, situated in the City of Seattle, County of King, State of Washington, is located at 1700 Westlake Avenue North, and further described as LAKE UNION SHORE LANDS ADDITION; LOT 1 THRU 10 BLOCK 92

                                    EXHIBIT C

                                   Work Letter

This workletter is dated August 23, 1994 between The Bartell Drug Company as Lessor and Pacific Trail, Inc. as Lessee.

A. This workletter is attached to and forms a part of the certain office lease date August 23, 1994, pursuant to which landlord had leased to tenant office space in the building to be known as Lake Union Building.

B. Landlord desires to make improvements to the premises, and tenant desires to have landlord make them, prior to occupancy, upon the terms and conditions contained in this workletter.

1.   Definitions. In this workletter, some defined terms are used. They are:

          (a) Tenant's representative: Gary Hansen

          (b) Landlord's representative: Lyn Saucier

          (c) Turnkey improvements will be provided pursuant to preliminary space plan by Ken Slater of Marvin Stein & Associates dated August 8, 1994.

          (d) Programming  information has been provided by architect  regarding
     business   manner  of  operation,   number  and  size  of  rooms,   special
     requirements, functional requirements, anticipated growth and the like.

          (e) Programming information provided is considered final.

          (f) Final space plan:  a drawing of the premises  clearly  showing the layout and relationship of all departments and offices, depicting partitions, door locations, types of electrical and data and telephone outlets, and delineation of furniture and equipment. The final space plan has been preceded by preliminary space plans.

          (g) Preliminary estimates of construction costs have been received and serve as the basis for the negotiated rental rate.

          (h) Working drawings: construction documents detailing the improvements and conforming to codes, complete in form and content and containing sufficient information and detail to allow for competitive bidding or negotiated pricing by contractors selected and engaged by landlord.

          (s)  Construction  schedule:  a schedule  depicting  the relative time
     frames  for  various   activities   related  to  the  construction  of  the
     improvements in the premises.

          (j) Tenant improvement cost proposal: a final estimate of costs of the improvements that are depicted on the working drawings, including all architectural, engineering, contractor, and any other costs, and clearly indicating the cost, if any, that is to be paid by tenant pursuant to paragraph 7.

          (k) Maximum approved cost: $600,000

          (l) Improvements:
          (1) The development of space plans and working drawings, including supportin engineering studies (that is, structural design or analysis, lighting or acoustical evaluations, or others as, determined by landlord's architect).
          (2) All construction work necessary to augment the base building, creating the details and partitioning shown on the space plan. The work will create finished ceilings, walls, and floor surfaces, as well as complete HVAC, lighting, electrical, and fire protection systems.

          (m) Cost of the improvements: the cost includes, but is not limited to, the following:
          (1) All architectural and engineering fees and expenses.
          (2) All contractor and construction manager costs and fees.
          (3) All permits and taxes.

          (n) Change order: any change, modification, or addition to the final space plan or working drawings after tenant has approved the same.

          (o) Base building is in place and ready for demolition and new improvements.

          (p) Building standard: component elements utilized in the design and construction of the improvements that have been pre-selected by the landlord to ensure uniformity of quality, function, and appearance throughout the building. These elements include, but are not limited to, ceiling systems, doors, hardware, walls, unspecified floor coverings, window coverings, light fixtures, and HVAC components.

2 . Representative. Landlord appoints landlord's representative to act for landlord in all matters associated with this workletter. Tenant appoints tenant's representative to act for tenant in all matters associated with this workletter. All inquiries, requests, instructions, authorization, and other communications with respect to the matters covered by this workletter will be made to landlord's representative or tenant's representative, as the case may be. Tenant will not make any inquiries of or request to, and will not give any instructions or authorizations to, any employee or agent of landlord, including without limitation landlord's architect, engineers, and contractors, or any of their agents or employees, with regard to matters associated with this workletter. Either party may change its representative under this workletter at any time by providing 3 days' prior written notice to the other party.

3. Project Design and Construction. All work will be performed by designers and contractors selected and engaged by landlord.

4. Cost Responsibilities.

          (a) Landlord: Landlord will pay up to the amount of $600,000 for the cost of improvements. The conservative preliminary estimate is $575,000. Should total cost of tenant improvements fall below $573,000, landlord shall give tenant a dollar for dollar credit for free rent is available to tenant to be applied to the first months rent (or successive months rent) if tenant spends $573,000 or less for tenant improvements.

          (b) Tenant:: Tenant will pay for:

          (1)Tenant-initiated changes to the final space plan or working drawings after tenant's approval.
          (2) Tenant-initiated change orders, modifications, or additions to the improvements after tenant's approval of the working drawings.
          (3) All costs in excess of the $600,000 that are not included in (1) or (2).

5. Landlord's Approval. Landlord, in its sole discretion, may withhold the approval of any final space plan, working drawings, or change order that:

          (a) Exceeds or adversely affects the structural integrity of the building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication, or other systems of the building;

          (b) Is not approved by the holder of any mortgage or deed of trust encumbering the building at the time the work is proposed;

          (c) Would not be approved by a prudent owner of property similar to the building;

          (d) Violates any agreement that affects the building or binds landlord;

          (e) Landlord reasonably believes will increase the cost of operation or maintenance of any of the systems of the building;

          (f) Landlord reasonably believes will reduce the market value of the premises or the building at the end of the term;

          (g) Does not conform to applicable building code or is not approved by
     any   governmental,   quasi-governmental,   or   utility   authority   with
     jurisdiction over the premises; or

          (h) Does not conform to the building standard.

6.   Schedule of Improvement Activities

          (a) After tenant's final approval of a preliminary space plan (which will then be the "final space plan"), landlord will promptly cause to be prepared an estimate of construction costs. If the estimated construction cost is less than the tenant finish allowance, the estimated construction cost will be deemed approved without a required response from tenant. If the estimated construction cost is more than the tenant finish allowance landlord will so notify tenant in writing and tenant will establish the maximum approved cost by either:

          (1) Agreeing in writing to pay the amount by which the estimated construction cost exceeds the tenant finish allowance or;

          (2) Agreeing to have the space plan revised by landlord's architect in order to assure that the estimated construction cost is either:

               (A) No more than the tenant finish allowance;  or

               (B) Exceeds the tenant finish allowance by an amount that the tenant agrees to pay pursuant to (1)

     Tenant will give immediate attention to establishing the maximum approved cost and respond to landlord within 2 business days. Upon tenant's timely fulfillment of its obligations in either clause (1) or clause (2), the maximum approved cost will be established.

          (b) Upon establishment of the maximum approved cost, landlord will cause to be prepared and delivered to tenant the working drawings, the construction schedule, and the tenant cost proposal for the improvements in accordance with the final space plan. If the tenant cost proposal is less than the maximum approved cost, the landlord will take steps necessary to commence construction of the improvements to the premises. If the tenant cost proposal is more than the maximum approved cost, landlord will so notify tenant in writing and tenant will (1) agree in writing to pay the amount by which the tenant cost proposal exceeds the maximum approved cost or (2) request landlord to revise the working drawings in order to assure that the tenant cost proposal is no more than the maximum approved cost. Tenant will give its immediate attention to the tenant cost proposal approval process and to respond to landlord within 3 business days after submissions.

          (c) Following approval of the working drawings, and tenant cost proposal, by landlord and tenant, landlord will cause application to be made to the appropriate governmental authorities for necessary approvals and building permits. Upon receipt of the necessary approvals and permits, landlord will begin construction of the improvements, subject to the rights of tenant in possession or upon vacation of premises by tenant in possession.

7. Payment by Tenant: The amount payable by tenant for tenant improvements above $600,000 will be billed periodically, as the work proceeds, and tenant agrees to pay each such invoice within 15 business days following its delivery.

8. Change Orders. Tenant may authorize changes to the improvements during construction only by written instructions to landlord's representative, on a form approved by landlord. All such changes will be subject to landlord's prior written approval in accordance with paragraph 5. Prior to commencing any change, landlord will prepare and deliver to tenant, for tenant's approval, a change order setting forth the total cost of such change, which will include associated architectural, engineering, construction contractor's costs and fees, completion schedule changes, and the cost of landlord's overhead. If tenant fails to approve such change order within 5 business days after delivery by landlord, tenant will be deemed to have withdrawn the proposed change and landlord will not proceed to perform the change. Upon landlord's receipt of tenant's approval, landlord will proceed with the change.

9. Completion and Commencement Date. Tenant's obligation for payment of rent pursuant to the lease will commence on date of possession, however, the commencement date and the date for the payment of rent may be delayed on a day-by-day basis for each day the substantial completion of the improvements are delayed by landlord or its contractors or agents. The payment of rent will not be delayed by a delay of substantial completion due to tenant. The following are some examples of delays that will not affect the commencement date and the date of which rent is to commence under the lease:

          (a)  Late submissions of programming information;
          (b)  Change orders requested by tenant;
          (c) Delays in obtaining non-building standard construction materials requested by tenant;

          (d) Tenant's failure to approve timely any item requiring tenant's approval; and
          (e)  Delays by tenant  according  to  paragraph  6, in  accordance  of
               Article 2(d) in the lease.

     In the event that substantial completion of the improvements is delayed by landlord, its contractors, or agents, the commencement date will be the date of substantial completion of the improvements, subject only to the completion of landlord's punchlist items(that is, those items which do not materially interfere with tenant's use and enjoyment of the premises). Landlord and tenant will confirm the commencement date in accordance with
     Article 2(d) of the lease.

10.  Condition of the Premises

          (a) Prior to the commencement date, tenant will conduct a walk-through inspection of the premises with landlord and prepare a punch-list of items needing additional work by landlord. Other than the items specified in the punch-list and latent defects (as defined below), by taking possession of the premises, tenant will be deemed to have accepted the premises in their condition on the date of delivery of possession and to have acknowledged that landlord has installed the improvements as required by this workletter and that there are no items needing additional work or repair. The punch-list will not include any damage to the premises caused by tenant's move-in or early access, if permitted. Damage caused by tenant will be repaired or corrected by landlord at tenant's expense. Tenant acknowledges that neither landlord nor its agents or employees have made any representation or warranties as to the suitability or fitness of the premises for the conduct of tenant's business or for any other purpose, nor has landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the premises except as expressly provided in this lease and this workletter. If tenant fails to submit a punch-list to landlord prior to the commencement date, it will be deemed that there are no items needing additional work or repair. Landlord's contractor will complete all reasonable punch-list items within 30 days after the walk-through inspection or as soon as practicable after such walk-through.

          (b) A "latent defect" is a defect in the condition of the premises, caused by landlord's failure to construct the improvements in a good and workmanlike manner and in accordance with the working drawings, which would not ordinarily be observed during a walk-through inspection. If tenant notifies landlord of a latent defect within one year following the commencement date, then landlord, at its expense, will repair the latent defect as soon as practicable. Except as set forth in this paragraph 10, landlord will have no obligation or liability to tenant for latent defects.

11. Adjustments upon Completion. As soon as practicable, upon completion of the improvements in accordance with this work-letter, landlord will notify tenant of the rentable area of the premises, the rentable area of the building, monthly rent, and tenant's share, if such information, was not previously determinable by landlord. Tenant, within 10 days of landlord's written request, will execute a certificate confirming such information.

12.  Early Occupancy

          (a) If, prior to the commencement date of the lease, improvements are completed to tenant's satisfaction or by mutual agreement, tenant may occupy the space and pay rent and modify the commencement date of the lease. If tenant elects early occupancy for a portion of the space, tenant agrees to pay pro-rata share of the rent.


LANDLORD:                                  TENANT:
                                           /s/  William D. Richins
------------------------------             ------------------------------
                                           (For London Fog Industries)

                                           9/23/94
------------------------------             ------------------------------
DATE                                       DATE

                                    EXHIBIT D

                              RULES AND REGULATIONS

1. Landlord may from time to time adopt appropriate system(s) and procedures for the security and/or safety of the building, any person occupying, using, or entering the building, or any equipment, finishing, or contents of the building, and tenant will comply with landlord's reasonable requirements relative to such system s and procedures.

2. The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the building will not be obstructed by any tenants or used by any of them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, and stairways are not for the general public, and landlord will in all cases retain the right to control and prevent access to such halls, passages, exits, entrances, elevators, and stairways of all persons whose presence in the judgment of landlord would be prejudicial to the safety of the building and its tenants, provided that nothing contained in these rules and regulations will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant will go upon the roof of the building. No tenant will be permitted to place or install any object (including without limitation radio and television antennas, loudspeakers, sound amplifiers, microwave dishes, solar devices or similar devices) on the exterior of the building or on the roof of the building.

3. No sign, placard, picture, name, advertisement, or written notice visible from the exterior of tenant's premises will be inscribed, painted, affixed, or otherwise displayed by tenant on any part of the building or the premises without the prior written consent of landlord. Landlord will adopt and furnish to tenant general guidelines relating to signs inside the building on the office floors. Tenant agrees to conform to such guidelines. All approved signs or lettering on doors will be printed, painted, affixed, or inscribed at the expense of the tenant by a person approved by landlord. Other than draperies expressly permitted by landlord and building standard mini-blinds, material visible from the outside the building will not be permitted. In the event of the violation of this rule by tenant, landlord may remove the violating items without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.

4. No cooking will be done or permitted by any tenant on the premises, except in areas of the premises which are specially constructed for cooking and except that the use by the tenant of microwave ovens and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

5. No tenant will employ any person or persons other than the cleaning service of landlord for the purpose of cleaning the premises, unless otherwise agreed to by landlord in writing. Except with the written consent of landlord, no person or persons other than those approved by landlord will be permitted to enter the building for the purpose of cleaning it. No tenant will cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Should tenant's actions result in any increased expense for any required cleaning, landlord reserves the right to assesss tenant for such expenses.

6. The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures. All damages resulting from any misuse of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, caused the same.

7. No tenant will in any way deface any part of the premises or the building of which they form a part. In those portions of the premises where carpet has been provided directly or indirectly by landlord, tenant will at its own expense install and maintain pads to protect the carpet under all furniture having caster other than carpet casters.

8. No tenant will alter, change, replace, or rekey any lock or install a new lock on any door of the premises. Landlord, its agents, or employees will retain a pass (master) key to all door locks on the premises. Any new door locks required by tenant or any change in keying of existing locks will be installed or changed by landlord following tenant's written request to landlord and will be at tenant's expense. All new locks and rekeyed locks will remain operable by landlord's pass (master) key. Landlord will furnish each tenant, free of charge, with two (2) keys to each door lock on the premises and two (2) building/access cards. Landlord will have the right to collect a reasonable charge for additional keys and cards requested by any tenant. Each tenant, upon termination of its tenancy, will deliver to landlord all keys and access cards for the premises and building that have been furnished to such tenant.

9. The elevator designated for freight by landlord will be available for use by all tenants in the building during the hours and pursuant to such procedures as landlord may determine from time to time. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by landlord prior to the start of any moving operations. Insurance must be sufficient, in landlord's sole opinion, to cover all personal liability, theft or damage to the project, including but not limited to floor coverings, doors, walls, elevators, stairs, foliage, and landscaping. Special care. must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as landlord will direct, and all moving will take place during non-business hours unless landlord agrees in writing otherwise. Tenant will be responsible for the provision of building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord will have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the building. Heavy objects will, if considered necessary by landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the building by moving or maintaining such property will be repaired at the expense of tenant. Landlord reserves the right to inspect all such property to be brought into the building and to exclude from the building all such property which violates any of these rules and regulations or the lease of which these rules and regulations are a part. Supplies, goods, materials, packages, furniture, and all other items of every kind delivered to or taken from the premises will be delivered or removed through the entrance and route designated by landlord, and landlord will not be responsible for the loss or damage of any such property unless such loss or damage results from the negligence of landlord, its agents, or employees.

10. No tenant will use or keep in the premises or the building any kerosene, gasoline, or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in tenant's normal operations in the premises. Without landlord's prior written approval, no tenant will use any method of heating or air conditioning other than that supplied by landlord. No tenant will use or keep or permit to be used or kept any foul or noxious gas or substance in the premises.

11. Landlord will have the right, exercisable upon written notice and without liability to any tenant, to change the name and street address of the building.

12. Landlord will have the right to prohibit any advertising by tenant mentioning the building that, in landlord's reasonable opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from landlord, tenant will refrain from or discontinue such advertising.

13. Tenant will not bring any animals (except "Seeing Eye' dogs) or birds into the building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the building except in areas designated from time to time by landlord for such purposes

14. All persons entering or leaving the building between the hours of 6pm and 7am Monday through Friday, and at all hours on Saturday, Sundays, and holidays will comply with such off-hour regulations as landlord may establish and modify from time to time. Landlord reserves the right to limit reasonably or restrict access to the building during such time periods.

15. Each tenant will store all its trash and garbage within its premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as landlord designates. Removal of any furniture or furnishings, large equipment, packing crates, packing materials, and boxes will be the responsibility of each tenant and such items may not be disposed of in the building trash receptacles nor will they be removed by the building's janitorial service, except at landlord's sole option and at the tenant's expense. No furniture, appliance, equipment, or flammable products of any type may be disposed of in the building trash receptacles.

16. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the building are prohibited, and each tenant will cooperate to prevent the same.

17. The requirements of the tenants will be attended to only upon application by written, personal, or telephone notice at the office of the property manager of landlord. Property manager may not do anything outside of their regular duties unless under special instructions from landlord.

18. A directory of the building will be provided for the display of the name and location of tenants. Any additional name(s) that tenant desires to place in such directory must first be approved by landlord, and if so approved, tenant will pay to landlord a charge, set by landlord, for each such additional name. All entries on the building directory display will conform to standards and style set by landlord in its sole discretion. Space on any exterior signage will be provided in landlord's sole discretion. No tenant will have any right to the use of any exterior sign.

19. Tenant will see that the doors of the premises are closed and locked and that all water faucets, water apparatus, and utilities are shut off before tenant or tenant's employees leave the premises, so as to prevent waste or damage, and for any default or carelessness in this regard tenant will make good all injuries sustained by other tenants or occupants of the building or landlord. On multiple-tenancy floors, all tenants will keep the doors to the building corridors closed at all times except for ingress and egress.

20. Tenant will not conduct itself in any manner that is inconsistent with the character of the building as a first quality building or that will impair the comfort and convenience of the tenants in the building.

21. Neither landlord nor any operator of the parking areas within the project, as the same are designated and modified by landlord, in its sole discretion, from time to time (the "parking areas") will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the parking areas, resulting from fire, theft, vandalism, accident, conduct of other users of the parking areas and other persons, or any other casualty or cause.
     Further, tenant understands and agrees that: (a) landlord will not be obligated to provide any traffic control, security protection or operator for the parking areas; (b) tenant uses the parking areas at its own risk; and (c) landlord will not be liable for personal injury or death, or theft, loss of, or damage to property. Tenant waives and releases landlord from any and all liability arising out of the use of the parking areas by tenant, its employees, agents, invitees, and visitors, whether brought by any of such persons or any other person.

22. Tenant (including tenant's employees, agents, invitees, and visitors) will use the parking spaces solely for the purpose of parking passenger model cars, small vans, and small trucks and will comply in all respects with any rules and regulations that may be promulgated by landlord from time to time with respect to the parking areas. The parking areas may be used by tenant, its agents, or employees, for occasional overnight parking of vehicles. Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used (a) for any purpose other than parking as provided above; (b) in any way or manner reasonably objectionable to landlord; or (c) by tenant after default by tenant under the lease, landlord, in addition to any other rights otherwise available to landlord, may consider such default an event of default under the lease.

23. Tenant's right to use the parking areas will be in common with other tenants of the project and with other parties permitted by landlord to use the parking areas. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by landlord, provided that tenant's rights under the lease are preserved. Landlord will not be liable to tenant for any unavailability of tenant's designated spaces, if any, nor will any unavailability entitle tenant to any refund, deduction, or allowance. Tenant will not park in any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

24. If the Parking areas are damaged or destroyed, or if the use of the parking areas is limited or prohibited by any governmental authority, or the use or operation of the parking areas is limited or prevented by strikes or other labor difficulties or other causes beyond landlord's control, tenant's inability to use the parking spaces will not subject landlord or any operator of the parking areas to any liability to tenant and will not relieve tenant of any of its obligations under the lease and lease will remain in full force and effect.

25. Tenant has no right to assign or sublicense any of its rights in the parking spaces, except as part of a permitted assignment or sublease of the lease; however tenant may allocate the parking spaces among its employees or contractors.

26. No act or thing done or omitted to be done by landlord or landlord's agent during the term of the lease in connection with the enforcement of these rules and regulations will constitute an eviction by landlord of any tenant nor will it be deemed an acceptance of surrender of the premises by any tenant, and no agreement to accept such termination or surrender will be valid unless in a writing signed by landlord. The delivery of keys to any employee or agent of landlord will not operate as a termination of the lease or a surrender of the premises unless such delivery of keys is done in connection with a written instrument executed by landlord approving the termination or surrender.

27. In these rules and regulations, tenant includes the employees, agents, invitees, and licensees of tenant and others permitted by tenant to use or occupy the premises.

28. Landlord may waive anyone or more of these rules and regulations for the benefit of any particular tenant or tenants, but no such waiver by landlord will be construed as a waiver of such rules and regulations in favor of any other tenant or tenants, nor prevent landlord from enforcing any such rules and regulations against any or all of the tenants of the building after such waiver.

29. These rules and regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of the lease.

30. Tenant shall keep landlord advised of the current telephone numbers of tenants' employees who may be contacted in an emergency; i.e.. fire, break-in, vandalism, etc..

31. Tenant will not smoke or permit its employee or invitees to smoke in the building.

February 21, 1995

Mr. Gary Hansen
Pacific Trail, Inc.
1310 Mercer Street
Seattle. WA 98109

RE:  The Lake Union Building
     Pacific Trail Lease Commencement/T.I. Cost

Dear Gary:

This letter is attached to and made a part of that certain office "Lease" and "Work Letter" dated August 23, 1994, pursuant to which Landlord ("The Bartell Drug Company") has leased to Tenant ("Pacific Trail. Inc.") office space in The Lake Union Building.

                          AMENDMENT TO LEASE AGREEMENT

Lease Commencement Date and Lease Expiration Date

Landlord as a result of unforeseen delays relating to tenant improvements herein agrees to change the "Commencement of Rent" date from March 1, 1995, to April 1, 1995, and further agrees to add one (1) month to the term of the agreement from February 29, 2000, to March 31, 2000.

It is understood that rent commencement shall not be subject to "possession" or completion of tenant improvements, unless possession delayed solely by fault of landlord or landlords contractors.

Also, please let this letter serve as a technical notification, pursuant to the "Lease" and "Work Letter" dated August 23, 1994, relating to paragraph six (6). page twenty-seven (27) entitled "Schedule of Improvement Activities." that the cost is more than the tenant finish allowance provided by Landlord.

Tenant herein agrees to pay any amounts that exceed the maximum Landlord tenant finish allowance of $ 600.000.00. pursuant to terms described herein: provided, however, in no case shall tenant be required to pay more that the sum of $183.890.50 (tenant cost as of 2/21/95-see attached), unless tenant signs change orders for additional work.

The total estimated cost of the improvements (as of this writing - per attached recapitulation) is $783.890.50 of which the Landlords participation approximates seventy-seventy percent (77%) and Tenants participation approximates twenty-three percent (23%). Should the total cost change, the pro-rata shares of the Landlord and Tenant will be adjusted for payment purposes, until the $600.000.00 maximum has been paid by the Landlord.

Upon the $600.000.00 maximum being paid, the Tenant will be responsible for any additional amounts as defined in the "Work Letter." subject to the foregoing limitations.

Paragraph seven (7). page twenty-eight (28)" Payment by Tenant"
Beginning Feb. 28. 1995, and each month end thereafter until paid in full, Landlord will bill Tenant based on Tenants pro-rata share of tenant improvement cost, as of that date. Tenant agrees to promptly pay such invoices pursuant to paragraph seven (7) of the "Work Letter." The first invoice will include tenants share of the approximate amounts already paid by Landlord as of this writing.

Mr. Gary Hansen
February 17. 1995
Page Two


It is understood that all change orders and requests for payments shall be directed to Ms Cindy Marks, for review and approval.

                     London Fog Industries
                     1332 Londontown Boulevard
                     Eldersburg, Maryland 21784

                     Telephone: 410 549-8111
                     Fax:     410 549-8026

All term and conditions of that certain "Lease" and 'Work Letter' dated August 23, 1994, not expressly changed herein remain in full force and effect.

If this meets with your approval, please sign in the space provided below, and return two signed copies to me for Landlords signature. Upon full execution, I will return one copy to you.


Sincerely,

CHILES & COMPANY, INC.



Lyn Saucier
Property Manager

Attachment


cc:  Ms. Cindy Marks - London Fog Industries
     Mr. Smart Fisher - London Fog Industries

LANDLORD                                        TENANT

By /s/ Jean L. Barber                           By /s/ C. William Crain
  -----------------------------                   ------------------------------
   The Bartell Drug Company/                           Pacific Trail, Inc.
    G. Henbart Company


Date    2/27/95                                 Date      2/22/95
    -----------------------------------             ----------------------------